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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in the Current Report on Form 8-K of Newfield Exploration Company ("Newfield") filed with the Securities and Exchange Commission on August 2, 2002 and in the preliminary prospectus supplement dated August 2, 2002 relating to the proposed offer and sale of $225,000,000 aggregate principal amount of Senior Subordinated Notes due 2012 of Newfield, which supplements the prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-71348) of Newfield and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-72848, 33-79826, 33-92182, 333-59383, 333-55110 and 333-82658) and on Form
S-3 (Nos. 333-32587, 333-55630, 333-71348 and 333-81583) and on Form S-4 (No.
333-91014) of Newfield and into the Current Report on Form 8-K of Newfield filed with the Securities and Exchange Commission on August 2, 2002 of our report dated February 20, 2002 except for Note 25 as to which the date is March 11, 2002 with respect to the consolidated financial statements of EEX Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2001.

                                                           /s/ Ernst & Young LLP

Houston, Texas
August 1, 2002